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                                                                    EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement of Global Sports Edge, Inc. (Formerly E Sports Entertainment, Inc. and Global Sports & Entertainment, Inc.) on Form S-8 of our report, dated December 14, 2001, which contains an emphasis paragraph relating to an uncertainty as to the Company's ability to continue as a going concern, appearing in the Report on Form 8K/A of Global Sports Edge, Inc. (Formerly E Sports Entertainment, Inc. and Global Sports & Entertainment, Inc.) for the year ended December 31, 2000.


/S/ MOORE STEPHENS, P.C.
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Certified Public Accountants.


Cranford, New Jersey
March 13, 2002